WAIVER AND CONSENT AGREEMENT

THIS WAIVER AND CONSENT AGREEMENT (the “Agreement”), is dated as of May 19, 2017 (the “Effective Date”), by and between QUANTUM MATERIALS, INC., a Nevada corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS, the Investor and Company entered into a Securities Purchase Agreement, dated as of November 7, 2016 (the “LPC Securities Purchase Agreement”) and, pursuant thereto, the Company issued and sold to the Investor a Non-Negotiable Unsecured Convertible Promissory Note (the “LPC Note”) (Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the LPC Securities Purchase Agreement or the LPC Note, as applicable); and

WHEREAS, the Company subsequently entered into certain transactions referred to herein as the “Subject Transaction:” (i) an Equity Purchase Agreement, dated as of March 29, 2017 (the “Equity Purchase Agreement”), by and between the Company and L2 Capital, LLC, a Kansas limited liability company (“L2”), and SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”), (ii) promissory notes dated March 29, 2017 issued to L2 and SBI in connection with the transactions contemplated by the Equity Purchase Agreement (collectively, the “EPA Notes”), (iii) each of those certain Securities Purchase Agreements, dated as of March 29, 2017 (collectively, the “Securities Purchase Agreements”), by and between the Company and each of L2 and SBI, and (iv) each of the promissory notes dated March 29, 2017 issued to L2 and SBI in connection with the transactions contemplated by the Securities Purchase Agreements (collectively, the “SPA Notes”); and

WHEREAS, the Company desires to obtain the Investor’s waiver and consent with respect to the Subject Transaction and the Investor desires to grant such waiver and consent.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. CONSENT TO EQUITY PURCHASE AGREEMENT

(a) The Investor agrees to waive the application of Section 17 of the LPC Securities Purchase Agreement solely with respect to the Subject Transaction and hereby consents to the consummation of the Subject Transaction by the Company as dieclosed in the SEC filing of April 4, 2017 on form 8-k; provided, however, that such waiver and consent shall apply only to the Subject Transaction, and the Company and LPC hereby acknowledge and agree that such waiver and consent shall not be deemed to waive the application of Section 17 of the LPC Securities Purchase Agreement or to consent to any other issuance of Common Stock or Common Stock Equivalents or any other securities by the Company to the investors of the Subject Transaction or to any other Person in any other transaction or series of transactions.

(b) Except as otherwise expressly provided herein with respect to the Subject Transaction only, the LPC Securities Purchase Agreement and the LPC Note each shall continue to be in full force and effect and each is hereby ratified and confirmed in all respects, including, without limitation Section 17 of the LPC Securities Purchase Agreement.

(c) In consideration for this waiver and consent, the Company shall issue to the Investor 1,000,000 shares of Common Stock on the date hereof (“Consent Shares”).

●	Legends. The Consent Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Consent Shares other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the 1933 Act. The Investor understands that the Consent Shares, except as set forth below, shall bear any legends as required by applicable state securities or “Blue Sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Consent Shares upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), unless otherwise required by state securities or “blue sky” laws, at such time as (i) such Consent Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company and its legal counsel with reasonable assurance in writing that the Consent Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. In furtherance of the foregoing, the Company agrees that, following the effective date of a registration statement covering the resale of such Consent Shares or at such time as such legend is not required pursuant to this Section, the Company shall, no later than three Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing the Consent Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Consent Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of Common Shares equal to the number of Consent Shares represented by the certificate so delivered by the Investor. If the Company fails on or prior to the Legend Removal Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Consent Shares that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of Common Shares equal to the number of Consent Shares, represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall pay in cash to the Investor on each day after the Legend Removal Date that the issuance or credit of such shares is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of Consent Shares not issued to the Investor on a timely basis and to which the Investor is entitled and (B) the VWAP for the five Trading Day period immediately preceding the Legend Removal Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the account of the Investor or its designee at DTC by the Legend Removal Date, and if on or after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Investor of Consent Shares that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit the Investor’s or its designee’s account at DTC for such Consent Shares shall terminate and such shares shall be cancelled.

●	Rule 144 Availability; Public Information. Commencing May 31, 2017, at all times during the period commencing on the Effective Date and ending at such time that all of the Consent Shares can be sold without the requirement to be in compliance with Rule 144(c)(1) under the 1933 Act and otherwise without restriction or limitation pursuant to Rule 144 under the 1933 Act, the Company shall use its reasonable best efforts to ensure the availability of Rule 144 under the 1933 Act to the Investor with regard to the Consent Shares including compliance with Rule 144(c)(1) under the 1933 Act. If, (i) at any time the Investor owns any Consent Shares, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the 1933 Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by the Investor to enable the Investor to sell the Consent Shares pursuant to Rule 144 under the 1933 Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144 under the 1933 Act), then, in either case, in addition to the Investor’s other available remedies, the Company shall pay to a Investor, in cash, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Consent Shares, an amount in cash equal to one percent (1.0%) of the aggregate value of the Investor’s Consent Shares on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer the Consent Shares pursuant to Rule 144 under the 1933 Act. The payments to which the Investor shall be entitled pursuant to this Section are referred to herein as “Rule 144 Failure Payments.” Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

●	Valid Issuance of the Consent Shares; The Consent Shares are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully-paid and non-assessable, and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The issuance of the Consent Shares to the Investor pursuant to this Agreement is exempt from registration under the 1933 Act.

2. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Telephone:

Facsimile:

E-mail:

Attention:

With a copy to:

Telephone:

Facsimile:

E-mail:

Attention:

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone: 312-822-9300

Facsimile: 312-822-9301

E-mail: jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

Attention: Josh Scheinfeld/Jonathan Cope

With a copy to (that shall not constitute notice):

Telephone:

Facsimile:

E-mail:

Attention:

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(f) Disclosure; SEC Filings. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise publicly disclosed in a report or statement filed with the SEC prior to the date hereof. The Company understands and confirms that the Investor will rely on the foregoing representation and confirmation. The Company represents and confirms that neither it nor any other Person acting on its behalf will provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). To the extent that the Company or any Person acting on its behalf delivers any material, non-public information to the Investor (as determined in the reasonable good faith judgment of the Investor) without the Investor’s consent, (i) the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, and (ii) in addition to any other remedy provided herein, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period.

(g) Indemnification. In consideration of the Investor’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under this Agreement, the LPC Securities Purchase Agreement and the LPC Note, the Company shall defend, protect, indemnify and hold harmless the Investor and each holder of any Consent Shares, and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in any of this Agreement, or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (i) the execution, delivery, performance or enforcement of any of this Agreement, or (ii) the status of the Investor or holder of the Consent Shares either as an investor in the Company pursuant to the transactions contemplated by this Agreement or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than as provided in Section 2(g) hereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

(k) No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Investor. The term “Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(m) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** SIGNATURE PAGE FOLLOWS **

IN WITNESS WHEREOF, the Investor and the Company have caused this Waiver and Consent Agreement to be duly executed as of the date first written above.

COMPANY:

QUANTUM MATERIALS CORP.

By:
Name:
Title:

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY:	LINCOLN PARK CAPITAL PARTNERS, LLC
BY:	ROCKLEDGE CAPITAL CORPORATION

By:
Name:	Josh Scheinfeld
Title:	President